Exhibit 10.39

Contract No.: H. Y. (2020) S._ E. D. Zi (TUO YI) No. 100

Maximum Amount Mortgage Contract

(Corporate Business)

[Unofficial English Translation]

China Resources Bank of Zhuhai Co., Ltd.

February 2020 Version

Maximum Amount Mortgage Contract

Mortgagee: China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch ___________________

Mortgagor: United Time Technology Co., Ltd.

Mortgagor: ________________________________________

Mortgagor: ________________________________________

(hereinafter referred to as the “Mortgagor” refers to each and/or all of the above mortgagors)

Whereas the Mortgagor (if the Mortgagor and the third party jointly own the Collateral, the “Mortgagor” mentioned in this Contract shall also include the co-owner of the Collateral) is willing to provide the maximum mortgage guarantee for the continuous creditor’s rights of the Mortgagee and United Time Technology Co., Ltd. (hereinafter referred to as the Debtor), the parties have reached an agreement through consultation and entered into this Contract in accordance with the relevant laws and regulations of the State.

Chapter I Guaranteed Principal Creditor’s Rights

Article I The Principal Creditor’s Rights guaranteed by the Mortgagor are the creditor’s rights arising from various financing business handled by and under the contracts concluded between the Mortgagee and the Debtor during the period from November 13, 2020 to November 13, 2022 (including the commencement date and expiration date of the period, hereinafter referred to as the “Master Contract Term”), as well as the prior creditor’s rights agreed by both parties (hereinafter collectively referred to as the “Principal Creditor’s Rights”). The principal balance of the Principal Creditor’s Rights shall not exceed Twenty-two Million Yuan (in words) in RMB (currency) during the Master Contract Term, and the Principal Creditor’s Rights include but are not limited to:

1. All creditor’s rights that occur continuously according to all specific credit business contracts signed by the Creditor and the Debtor under the General Credit Agreement with the contract number of H.Y. 2020 S.Z.Zi TUO YI No.108.

2. The principal of all debts with the amount of __________ yuan in __________ (currency) that has not yet been repaid by the Debtor under the __________ Contract with the contract number of __________________/_____.

3. The creditor’s rights under all financing business contracts to be successively signed by the Debtor and the Mortgagee during the Master Contract Term.

During the Master Contract Term mentioned, all financing business contracts that the Debtor and the Mortgagee have signed and/or will sign are the master contract guaranteed by this Contract.

Article II The type, amount, interest rate, term and other contents of each business guaranteed by this Contract shall be subject to relevant legal instruments or vouchers.

Article III During the Master Contract Term and within the maximum principal balance agreed in this Contract, the Mortgagee does not need the Mortgagor to confirm or go through the guarantee registration formalities one by one when issuing the loans agreed in this Contract or providing other bank credits.

Article IV For the business occurred during the Master Contract Term and within the maximum principal balance agreed in this Contract, the currency is not limited, and the Mortgagor shall bear the guarantee liability in the original currency.

Chapter II Scope of Maximum Mortgage Guarantee

Article V Scope of Guarantee

1. The guarantee scope of this Contract: all debts under the master contract, including but not limited to all principal and interest, compound interest, default interest, liquidated damages, compensation, other payments that the Debtor shall pay to the Mortgagee arising from the Principal Creditor’s Rights (including but not limited to relevant handling charges, telecommunication charges, miscellaneous charges, relevant bank charges refused by foreign beneficiaries, etc.) and expenses incurred by the Mortgagee in realizing the creditor’s rights and security rights (including but not limited to litigation costs, arbitration costs, property preservation costs, travel expenses, execution costs, assessment costs, auction costs, notarization costs, service costs, announcement costs, property management costs, lawyers’ fees, etc.).

Interest, default interest and compound interest shall be calculated according to the stipulations of the Master Contract and shall be calculated until the date when the debts are paid off.

The maximum amount of the principal balance agreed in this Contract is only the maximum amount of the principal of the Principal Creditor’s Rights. On the premise that the principal does not exceed the agreed limit, the Mortgagor agrees to undertake the guarantee responsibility for all payables within the guarantee scope agreed in this Contract.

2. The expenses incurred in the custody of the Collateral and any other amounts that the Mortgagor shall pay to the Mortgagee under this Contract. (The above items are collectively referred to as the “Guaranteed Debts”)

3. Unless contrarily specified in this Contract, the Mortgagor shall provide mortgage guarantee for all debts under the Master Contract with all mortgaged property under this Contract, and any mortgaged property has no fixed amount guaranteed, even if the mortgage registration authority requires distribution of amount guaranteed and registration of the differentiated amount guaranteed on certificates of other rights or other documents of title.

Article VI Even if the actual time of the formation of the advance, interest, expense or any other creditor’s right of Party B under the Master Contract is posterior to the time when the Master Contract is signed, it still falls within the guarantee scope of this maximum amount guaranteed. The expiration date of the debt performance period under the Master Contract shall not be limited by the expiration date of the Master Contract Term. The Mortgagor is willing to assume the guarantee responsibility for the part that actually exceeds the maximum balance due to any change to the exchange rate.

Chapter III Mortgaged Property

Article VII Please refer to the Appendix “List of Mortgaged Property” for details of the mortgaged property under this Contract.

Article VIII The value of the mortgaged property recorded in the “List of Mortgaged Property” or otherwise agreed upon by both parties (hereinafter referred to as “provisional value”) in this Contract, whether recorded in the register book of the registration authority or not, does not indicate the final value of the mortgaged property. Its final value shall be subject to the net amount of the proceeds from actual disposal of the mortgaged property at the realization of mortgage after deducting various taxes and fees.

If the mortgaged property is used to offset creditor’s rights of the Mortgagee, the above provisional value shall not be used as the basis for the mortgaged property to offset the creditor’s rights of the Mortgagee. Meanwhile, the value of the mortgaged property shall be determined by both parties through negotiation or fair evaluation according to law.

For any registered mortgaged property, if the mortgage term exceeds two years, the assessment company shall conduct a pre-assessment each year and provide simplified appraisal report (unless a formal evaluation report is made in the current year). In addition, a formal assessment shall be conducted every three years and a formal assessment report shall be provided. The qualification of the assessment company shall be subject to approval by the Mortgagee.

Article IX If the mortgaged property is renewed with a new certificate (certification) of ownership or other rights, resulting in inconsistency between the “List of Mortgaged Property” or other rights (mortgage rights) certificates or mortgage rights certification documents received by the Mortgagee and the above-mentioned new certificate (certification) of rights or relevant records in the register book of the registration authority, the Mortgagor shall not refuse to assume the guarantee responsibility on this ground.

Article X The effect of the mortgage right under this Contract extends to the insurance premium from the collateral’s subordinate, subordinate rights, subrogation, separation, attachment, mixture, processed materials and collateral as well as the other properties and rights stipulated by laws and regulations. The Mortgagor shall complete necessary formalities like mortgage as required by the Mortgagee.

Article XI If the value of the mortgaged property has decreased or may decrease, affecting the realization of the creditor’s right of the Mortgagee, the Mortgagor shall provide a new guarantee as required by the Mortgagee.

Article XII All valid certificates and information of and related to the mortgaged property shall be sealed upon confirmation by both the Mortgagor and the Mortgagee, and then handed over by the Mortgagor to the Mortgagee for safekeeping.

Chapter IV The Statement and Guarantee of Mortgagor

Article XIII The Mortgagor hereby makes the following statements and guarantees to the Mortgagee:

1. All the documents, materials, statements and vouchers provided by the Mortgagor to the Mortgagee are accurate, authentic, complete and valid, and the documents provided in the form of photocopy are consistent with the original.

2. The Mortgagor has obtained the authorization required for the guarantee of this Contract according to relevant regulations and procedures.

3. The Mortgagor has full and undisputed ownership or disposition of the collateral.

4. The collateral may be circulated or transferred according to law.

5. The Mortgagor has completed or will complete all necessary registration, filing or notarization procedures, including but not limited to the registration of the collateral with relevant registration authority.

6. The collateral is not sealed up, detained or supervised.

7. The Mortgagor shall truthfully inform the Mortgagee of the tax in default, the construction price of the mortgaged property and other monies as well as the situations that the collateral has been mortgaged or leased.

8. The Mortgagor has obtained the consent of the collateral co-owner for the collateral under this Contract.

9. The collateral does not otherwise affect the Mortgagee realizing the mortgage.

Article XIV Within the period of mortgage (from the date when this Contract comes into force to the date when all debts under the Master Contract are settled, the same as below), in case of any of the following circumstances, the Mortgagor shall immediately notify the Mortgagee in writing:

1. The collateral is sealed up, detained, supervised or subject to other compulsory measures.

2. The Mortgagor changes its capital structure or management system, including, without limitation, contracting, leasing, shareholding system reform, joint operation, merger, spin-off, joint venture and asset transfer.

3. The Mortgagor has its business license revoked and canceled, and is ordered to close down or involved in dissolution for other causes.

4. The Mortgagor applies for bankruptcy, reorganization or reconciliation, or is filed for bankruptcy or reorganization.

Chapter V Commitment of Mortgagor

Article XV Before all the guaranteed debts are paid off, the Mortgagor shall abide by the following provisions:

1. The Mortgagor shall ensure that the ownership/disposition of the collateral remains legal and valid.

2. The Mortgagor shall provide the Mortgagee with all valid information on the collateral.

3. As required by the Mortgagee, the Mortgagor shall submit to the Mortgagee at any time financial reports, financial statements or other materials reflecting its business and credit position.

4. The Mortgagor shall inform the Mortgagee of the contents of any notice or order issued by any government department regarding the collateral within five workdays after receiving such notice or order.

5. The Mortgagor shall pay all taxes and expenses payable in connection with the collateral on schedule.

6. The Mortgagor shall promptly notify the Mortgagee of any material matters concerning the Mortgagor and any event that may affect the collateral or its value. Where the Mortgagee believes that such event causes or may cause depreciation of the collateral, it may require the Mortgagor to provide a guarantee as recognized by it.

7. During the validity period of this Contract, as long as the debts guaranteed have not been fully paid off, the Mortgagor shall not take any of the following actions unless a prior written consent of the Mortgagee is obtained:

(1) Assign or otherwise dispose of the collateral or any part thereof.

(2) To reset or agree to set any other mortgage or security interest on the collateral.

Chapter VI Possession and Management of the Collateral

Article XVI Before the Mortgagee realizes the mortgage set under this Contract, the collateral under this Contract shall be possessed and managed by the Mortgagor. The Mortgagor shall keep the collateral intact when it is possessed, and the Mortgagee shall have the right to check the management of the collateral. Expenses incurred from the collateral management and maintenance shall be borne by the Mortgagor.

Article XVII If the collateral is damaged or lost, the Mortgagor shall promptly inform the Mortgagee and take immediate actions to prevent further loss. In the meantime, the Mortgagor shall timely submit to the Mortgagee the proof of the cause to such damage or loss issued by the relevant competent authority and apply to the insurance company for claim settlement.

Chapter VII Disposal of the Collateral

Article XVIII All funds obtained by the Mortgagor from transferring or otherwise disposing of the collateral with the consent of the Mortgagee shall be immediately deposited into the account designated by the Mortgagee as security deposit or used to pay off debts. Without the written consent of the Mortgagee, the Mortgagor shall not make any withdrawal from the aforesaid designated account. The Mortgagee shall have the priority of compensation for the monies mentioned above.

Article XIX During the period of mortgage, in case of any event counter to his Contract as specified in Chapter XI herein, the Mortgagee shall have the right to take the following actions according to law:

1. To the extent permitted by law, the Mortgagee shall have the right to auction or sell at the price recognized by the Mortgagee the collateral in due time, without assuming any responsibility to the Mortgagor for any loss arising therefrom.

2. The Mortgagor is required to pay the Mortgagee necessary expenses incurred in performing this Contract or exercising any right conferred by law.

The Mortgagee shall have the right to choose to exercise all or part of the above-mentioned rights or to suspend the exercise of any right, and the Mortgagor shall provide necessary cooperation.

Article XX The monies acquired by the Mortgagee from disposing of the collateral under this Contract shall be handled in the following order:

1. Used to pay all expenses incurred from Mortgagee exercising its rights or disposing of the collateral (including expenses incurred by any professional or management personnel entrusted by the Mortgagee to exercise its rights).

2. Used to pay the tax required for the Mortgagee due to the disposal of the collateral.

3. Used to pay the debts guaranteed.

4. After deduction of the aforesaid monies, the Mortgagee shall deliver the balance (if any) to the Mortgagor.

If the monies obtained by the Mortgagee from disposing of the collateral are not sufficient to pay off the debts guaranteed, the Mortgagee shall have the right to continue to make further claim to the Debtor under the Master Contract according to law.

Article XXI When the Mortgagee exercises its rights under this Contract or disposes of the collateral according to law, it shall not be liable for any losses to the Mortgagor or the collateral caused by the said exercise of right or disposal of the collateral except for intentional or gross negligence.

Article XXII Special provisions on the demolition of mortgaged buildings and other land attachments and the right to use construction land:

1. If the collateral under this Contract is building, any other land attachment or right to use construction land, and the said collateral needs to be demolished for requisition, expropriation or similar purposes (hereinafter collectively referred to as “demolition”), the Mortgagor shall notify the Mortgagee within three days after receiving the notice of demolition.

2. If the compensation for demolition is executed by right exchange and the Debtor fails to pay off the debt in advance, the Mortgagor shall continue to set mortgage and sign relevant contracts for the loan with the demolished or replaced building, any other land attachment or right to use construction land, and shall cooperate with the Mortgagee to complete the advance-notice registration and mortgage registration for such exchanged building, land attachment and right to construction land. Before the mortgage registration is refreshed, the Mortgagee shall have the right to require the Mortgagor to provide other guarantees.

3. If the demolition is compensated with currency, the Mortgagee shall have the priority of compensation from the demolition obtained by the Mortgagor. If the loan performance period has not expired, the Mortgagee shall have the right to require the Mortgagor to deposit the compensation for demolition into the special deposit account or provide guarantee for the debt by means like pledge and sign a guarantee contract.

4. If the Mortgagor violates the provisions of this Article, it shall pay liquidated damages to the Mortgagee at 5% of the principal amount of the principal creditor’s rights guaranteed under this Contract and compensate the Mortgagee for the losses arising therefrom.

Article XXIII Where the Debtor fails to pay its/his due debts or is involved in any other circumstance concerning realization of the mortgage under this Contract, which results in the collateral being seized by the people’s court according to law, the Mortgagee shall have the right to collect the natural or statutory fructus of the sized mortgaged property, unless the Mortgagee fails to inform the obligor of paying off the statutory fructus.

The fructus mentioned in the preceding paragraph shall first be used to offset the cost of collecting fructus.

Chapter VIII Insurance of the Collateral

[This chapter is optional, and both parties choose applicable (applicable/not applicable) in this Contract)]

Article XXIV Before the Debtor of the Master Contract uses the financing provided by the Mortgagee for the first time according to the Master Contract, the Mortgagor shall purchase insurance for the collateral from an insurance company approved by the Mortgagee according to the types of insurance required by the Mortgagee and keep it completely effective, and all expenses incurred shall be undertaken by the Mortgagor. The insurance amount shall not be less than the value of the collateral. Provided that the insurance agency can not cover such insurance at a time, the Mortgagor shall handle the renewal procedures without delay to ensure that the contract is valid and not interrupted within the collateral property insurance period.

Article XXV Within the validity period of the Contract, the Mortgagee shall be the first beneficiary of the insurance. The contents of the insurance policy shall conform to the requirements of the Mortgagee and shall not be accompanied by restrictive conditions that impair the rights and interests of the Mortgagee. The insurance policy shall specifically indicate: the Mortgagee shall be paid in priority (the first beneficiary) of the insurance compensation; the change of insurance policy shall be subject to the written consent of the Mortgagee; in the event of an insured accident, the insurer shall directly transfer the insurance compensation to the account designated by the Mortgagee. If the mortgaged property is insured but the insurance policy does not indicate the above contents, the insurance policy shall be annotated or changed accordingly. The insurance policy shall be without any clause that restricts the rights and interests of the Mortgagor.

Article XXVI During the mortgage period, if the Mortgagor fails to pay the insurance premium or go through the insurance (renewal) formalities as agreed, the Mortgagee shall have the right to advance or go through the insurance (renewal) formalities on behalf of the Mortgagor, and the relevant expenses shall be borne by the Mortgagor. The Mortgagor agrees that the Mortgagee shall directly transfer the above fees from the accounts opened by the Mortgagee in various institutions of China Resources Bank of Zhuhai Co., Ltd.

Article XXVII During the mortgage period, without the written consent of the Mortgagee, the Mortgagor shall not alter, cancel, or terminate the insurance contract unilaterally or through consultation with the insurer; shall not waive the right to claim insurance benefit or claim compensation from the third party.

Article XXVIII The Mortgagor shall deliver the original insurance policy, the Insurance Contract and other relevant documents or corresponding copies (as the case may be) of the mortgaged property to the Mortgagee in a timely manner after completing the relevant insurance procedures for the mortgaged property (including renewal), and reserve the necessary documents for the insurance claim or transfer of the insurance rights and interests of the Mortgagee.

Article XXIX The insurance period shall not be shorter than the debt performance period under the Master Contract, and must be longer than 90 days after the expiration of the debt performance period under the Master Contract. If the credit rights guaranteed by the Mortgagor are not fully repaid when the insurance period expires, the Mortgagor shall renew the insurance and extend the insurance period accordingly.

Article XXX If the insured accident listed in the insurance policy occurs, the Mortgagor shall promptly notify the insurance company and the Mortgagee within the time specified in the insurance policy. All losses caused by the Mortgagor’s failure to notify the insurance company in time shall be borne by the Mortgagor.

Article XXXI The Mortgagee has the right to choose the following methods to deal with the insurance compensation obtained from the mortgaged property, and the Mortgagor shall assist in handling the relevant procedures:

1. Repair the mortgaged property to restore the value of the mortgaged property upon the consent of the Mortgagee.

2. Make settlement or early settlement of the principal and interest of the debts and related expenses under the Master Contract.

3. Provide mortgage guarantee for debts under the Master Contract.

4. After the Mortgagor provides a new guarantee that meets the requirements of the Mortgagee, the Mortgagor shall dispose of it freely.

Chapter IX Nature and Effectiveness of Guarantee

Article XXXII The Mortgage under the Contract is a continuous guarantee and has full effect until the Guaranteed Debts are fully paid off.

Article XXXIII If the Master Contract is non-established, ineffective, invalid, partially invalid or canceled or dissolved, and the Mortgagor and the Debtor are not the same person, the Mortgagor shall be jointly and severally liable to the Debtor for the debts arising from the return of property or compensation for losses within the guarantee scope agreed in the Contract.

If the transfer of credit rights or debts under the Master Contract is ineffective, invalid, canceled or terminated, the Mortgagor shall still assume the guarantee liabilities to the Mortgagee in accordance with the Contract.

Article XXXIV If the secured claims (including but not limited to the guarantee of real right, personal guarantee, standby letters of credit, etc.) is with other guarantee, no matter whether the guarantee is provided by the Debtor or by a third party, the Mortgagee shall have the right to determine the order of realizing the guarantee, and the Mortgagor promises not to raise any objection thereto.

Article XXXV If the Mortgagee abandons, alters or loses other security interest under the Master Contract, the Mortgagor’s security liability shall remain valid and shall not be invalid or reduced.

Article XXXVI If the Mortgagor uses the Collateral under the Contract to provide security for the debts between the Creditor and the Mortgagee, including but not limited to debts under the Contract, and the proceeds from the discount or auction or sale of the mortgaged property are not sufficient to pay off all the debts due, the debts paid off and the order of offset shall also be determined by the Mortgagee. If the Collateral guarantees the debts between other debtors and the Mortgagee at the same time, when the discount of the Mortgaged Property or the proceeds from auction or sale are not sufficient to pay off all the debts due to the Debtor, and there are no other agreed matters, the debts paid off and the order of offset shall also be determined by the Mortgagee.

Chapter X Breach and Remedies

Article XXXVII Each of the following events and matters shall constitute the Mortgagor’s breach of contract hereunder:

1. The Debtor of the Master Contract is declared dissolved and bankrupt within the validity period of this Contract.

2. The Debtor breaches the Master Contract.

3. Other circumstances resulting in the fact that the creditor’s rights of the Mortgagee under the Master Contract are difficult to realize or cannot be realized.

4. The Mortgagor assigns, sells, leases or otherwise disposes of the Collateral to other parties without authorization, or creates or tries to create any security interest in any part of the Collateral, or any third party claims any right in respect of the Collateral.

5. The statement, guarantee or promise made by the Mortgagor under the Contract is confirmed to be incorrect or untrue, or the Mortgagor violates any agreement of the Contract.

6. The collateral or a significant part thereof is confiscated, requisitioned or forcibly purchased or acquired, whether any compensation has been paid or not.

7. The Mortgagor suspends or ceases its business or enters into bankruptcy, liquidation, suspension of business or other similar procedures, or the Mortgagor is filed for bankruptcy, liquidation or decided by the competent department to suspend or suspend its business; the Mortgagor is dead, declared missing or declared dead.

8. Major litigation, arbitration or administrative procedures have taken place against the Mortgagor or the Collateral.

9. The Mortgagor has materially breached any other contract signed with the Mortgagee.

10. The Mortgagor has materially breached any other contract signed with other banks.

11. The value of the collateral is substantially reduced, and the Mortgagor fails to reset or increase the collateral or other guarantees as required by the Mortgagee.

12. The Mortgagor or the Debtor fails to comply with laws, regulations or rules on environmental protection, energy conservation, emission reduction and pollution reduction, or may have risks of energy consumption and pollution.

13. The Mortgagor violates other obligations under the Contract, or other events occur to the Mortgagor that the Mortgagee thinks will seriously adversely affect its rights under the Contract.

Article XXXVIII In the event of any of the above-mentioned breach of Contract, the Mortgagee shall be entitled to take any one or more of the following measures:

1. Exercise its remedies for breach of contract under the Master Contract and this Contract.

2. In accordance with the stipulations in Chapter VIII of the Contract, realize the mortgage right established under the Contract in a way that it deems appropriate according to law.

3. Exercise any other Security Interest it may have in respect of the Guaranteed Debts.

4. Reduce, suspend or terminate all or part of other credit line granted to the Mortgagor.

5. Suspend or terminate the acceptance of the Mortgagor’s business application under other contracts in whole or in part; for loans that have not been issued and trade financing that has not been handled, suspend or terminate the issuance and handling in whole or in part.

6. Announce that all or part of the outstanding loan/trade financing principal and interest and other payables of the Mortgagor under other contracts will immediately be mature.

7. Terminate or cancel the Contract, and terminate or cancel all or part of other contracts between the Mortgagor and the Mortgagee.

8. Require the Mortgagor to compensate for the losses caused to the Mortgagee.

Chapter XI Mortgage Registration

Article XXXIX Within ten working days after signing the Contract, the Mortgagor, together with the Mortgagee or the Mortgagee’s authorized agent, shall handle procedures for the mortgage registration at the mortgage registration authority. Certificate for other rights or other mortgage registration certificates issued by the mortgage registration authority regarding the mortgage registration shall be handed over to the Mortgagee for administration.

If the Mortgagor fails to handle procedures for the mortgage registration as agreed in the Contract, the Mortgagor shall provide irrevocable joint and several liability for the Principal Creditor’s Rights within the scope of the Secured Principal Creditor’s Rights.

Article XL During the mortgage period, if the registration authority is required to handle the registration of change or transfer, the Mortgagor shall assist the Mortgagee and the Assignee to handle the corresponding registration for procedures for change.

Chapter XII Fees

Article XXXXI All expenses arising from the conclusion and performance of the Contract shall be determined by both parties through negotiation, except for those whose undertaking subject is specified in laws, regulations and rules.

Both parties agree to entrust an appraisal institution approved by the Mortgagee to evaluate the value of the collateral and issue an appraisal report, and the relevant evaluation expenses shall be borne by the Mortgagee (the Mortgagor/ the Mortgagee).

Chapter XIII Others

Article XLII The Mortgagor shall not transfer or dispose of all or part of its obligations under the Contract without the prior consent of the Mortgagee.

Article XLIII Whether the creditor’s rights guaranteed by the mortgage in maximum amount are determined or not, if the Mortgagee transfers all the creditor’s rights under the Master Contract to a third party, the mortgage in maximum amount shall be transferred to the Assignee of the creditor’s rights.

After the creditor’s rights mortgaged under the Contract are determined, if the Mortgagee transfers part of the creditor’s rights, the Mortgagee agrees that the mortgage right will also be partially transferred, then the Mortgagee shall jointly enjoy the mortgage right to the Collateral in proportion to the amount of the creditor’s rights that have not been transferred with the Assignee of the transferred part; prior to the confirmation of the creditor’s rights secured by the mortgage under the Contract, if the Mortgagee assigns part of the creditor’s rights, the Mortgagor agrees that the mortgage will also be partially transferred, and the maximum amount of the Mortgagee’s principal creditor’s rights guaranteed by the original maximum amount of mortgage shall be correspondingly reduced (i.e. The maximum amount of the Mortgagee’s principal creditor’s rights guaranteed by the original maximum amount of mortgage shall be deducted from the amount of the transferred part of the creditor’s rights). After the part of the principal creditor’s rights to the mortgage that has not been transferred is determined, the Mortgagee shall jointly enjoy the right of the Collateral in proportion to the amount of the creditor’s rights that has not been transferred with the Assignee of the transferred creditor’s rights.

Article XLIV After the Contract comes into effect, if separation or merge occurs to the Mortgagor, the organization after change shall assume the Mortgagor’s obligations under the Contract.

Article XLV The Mortgagor has fully realized the interest rate risk. If the Mortgagee adjusts the interest rate level, interest bearing or interest settlement method according to the agreement in the Master Contract or the change of the national interest rate policy, resulting in an increase in the interest, default interest and compound interest payable by the Debtor under the Master Contract, the Mortgagor shall also bear joint and several guarantee liabilities for the increase.

Article XLVI In addition to the debts under the Master Contract, if the Debtor has other debts due to the Mortgagee, the Mortgagee has the right to transfer and collect the RMB or other currency in the account opened by the Debtor in China Construction Bank system, and which shall be first used to pay off any debts due, and the Mortgagor’s guarantee liabilities shall not be reduced and exempted.

Article XLVII Any grace, preferential treatment or delay granted by the Mortgagee to the Mortgagor will not affect, damage or restrict all rights enjoyed by the Mortgagee in accordance with the Contract and laws and regulations, and shall not be regarded as the Mortgagee’s waiver of the rights and interests under the Contract, nor shall it affect any responsibilities and obligations assumed by the Mortgagor under the Contract.

Article XLVIII If any provision of this Contract is illegal, invalid or unenforceable at any time, the legality, validity or enforceability of other provisions of this Contract will not be affected or impaired in any way.

Article XLIX Unless there is reliable and definite evidence to the contrary, the Mortgagee’s internal accounting records about the principal, interest, expenses and repayment records, the documents and vouchers produced or retained by the Mortgagee in the process of Debtor’s withdrawal, repayment, payment of interest and other business, as well as the records and vouchers of the Mortgagee’s collection of loans, shall constitute the confirmation evidence effectively proving the credit rights relationship under the Master Contract.

Article L The Mortgagee has the right to require the Mortgagor to provide the relevant information required by the Mortgagee, and has the right to inquire and use the Mortgagor’s credit report and relevant information through the basic financial credit information database or other information systems accepted or approved by the competent departments of the State such as credit investigation agencies established according to law during the contract performance and post-loan management;

The Mortgagee has the right to provide the information related to the Contract (including bad information such as the Mortgagor’s breach of contract) and other relevant information (including basic information of the Mortgagor, credit transaction information such as transaction records formed in external guarantee and other relevant credit information) to the basic financial credit information database or other credit reference institutions established in accordance with the law, regulations or other regulatory documents or the requirements of the financial regulatory authority.

Article LI In the event that the collateral is lost, damaged or expropriated, and the creditor’s rights guaranteed by the mortgage have not reached the repayment period, the Mortgagee may have priority in compensation for the insurance benefit, indemnity or compensation for the Collateral or deposit the above-mentioned amount. If the Mortgagor refuses to repay or deposit, the Mortgagee may request the people’s court to take preservation measures for the insurance benefit, indemnity or compensation.

Article LII If the Mortgagee and the Debtor reach a settlement agreement or agree to a reorganization plan during the Debtor’s bankruptcy proceedings, the Mortgagee’s rights under this Contract will not be damaged by the settlement agreement or reorganization plan, and the Mortgagor’s guarantee liabilities will not be reduced or exempted. The Mortgagor shall not oppose the Mortgagee’s claim with the conditions stipulated in the settlement agreement or reorganization plan. For the credit rights that the Mortgagee has made concessions to the Debtor in the settlement agreement and reorganization plan and has not obtained the settlement, the Mortgagee shall still have the right to require the Mortgagor bear the guaranty liability.

Article LIII Confirmation and Notification of Service Address

1. Confirmation of Delivery Address

(1) The contact information and delivery address under this Contract are as follows:

Address of the Mortgagor: No. 702, Block A, Building 5, Software Industry Base, Shenzhen City; Addressee: Yu Shibin; Tel: 15817405072; Fax: ____________; E-mail: _____________.

Address of the Mortgagor:_________________________________Addressee:__________;Tel: __________;Fax:__________;E-mail:____________________.

Address of the Mortgagor:__________________________________Addressee:__________;Tel: __________;Fax:__________;E-mail:____________________.

Address of the Mortgagee: 3rd Floor, Phase II, Zhuoyue Shidai Square, Futian District; Addressee: China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch.

(2) Both parties agree that the above contact information and delivery address shall apply to all non-litigation notices, agreements and other documents of the parties; serve as the delivery address in judicial proceedings after the contract is performed and disputes arise. The scope of application includes arbitration, first instance, second instance, retrial and execution procedures for cases entering the judicial procedure. Once the legal document has been sent (mailed) by the court (arbitration institution) to the party according to the above address, it shall be deemed to have been delivered whether signed or not, or signed by whomsoever.

(3) Both parties agree that the court (arbitration institution) may use the fax and e-mail confirmed above to deliver legal documents.

(4) In case of any change of the aforesaid contact information and service address of either party hereto, it shall immediately notify the other party in writing; if the judicial procedure has been entered, the court (arbitration institution) shall be notified in writing in a timely manner.

If the parties fail to perform the notification obligation as set forth above, the contact information and delivery address confirmed by the parties shall be deemed to be the valid delivery address. In case of the legal documents are not actually received by one party for the reason that the party provides inaccurate delivery address, fails to timely notify other parties and court (arbitration institution) the change of delivery address, or the party or the designated recipient refuses to receive the legal documents, if it is delivered by mail, the date of return of the legal document shall be deemed as the date of delivery; for direct delivery, the date on which the addressee records the situation on the service receipt on the spot shall be deemed as the date of delivery; if the obligation to notify the change of delivery address is fulfilled, the changed delivery address shall be valid. For the contact information and delivery address explicitly agreed by one party herein, the court (arbitration institution) may directly mail the legal documents. Even if a party fails to receive the legal document served by mail from the court, it shall be deemed to have been delivered as stipulated in the Contract.

In case of that the dispute is to be solved by judicial process, if one party responds to the lawsuit and directly submits a confirmation letter of delivery address to the court (arbitration institution), when the confirmed address is inconsistent with the delivery address confirmed before the lawsuit, the confirmed delivery address submitted to the court (arbitration institution) shall prevail.

2. Notification

Where the Mortgagee sends the notice by way of announcement on its website, online banking, telephone banking, mobile banking or business outlets, the date of announcement shall be deemed as the date of delivery. Under no circumstances shall the Mortgagee be responsible for any transmission error, omission or delays in mail, fax, telephone or any other communication system.

Article LIV If the Mortgagee needs to entrust other branches of China Resources Bank of Zhuhai Co., Ltd. to perform its rights and obligations under this Contract due to business needs, the Mortgagee shall approve this. Other branches of China Resources Bank of Zhuhai Co., Ltd. authorized by the Mortgagee shall have the right to exercise all rights under the Contract, and have the right to bring a lawsuit to the court or submit the dispute under the Contract to the arbitration institution for adjudication.

Article LV The headings of this Contract are for convenience of reading only and shall not be used for the interpretation of this Contract or any other purpose.

Chapter XIV Governing Law and Dispute Resolution

Article LVI The laws of the People’s Republic of China (excluding the laws of Hong Kong, Macao and Taiwan) shall apply to this Contract and any matters involved in this Contract.

Article LVII Disputes arising from the performance of this Contract between the Mortgagor and the Mortgagee shall be settled by both parties through negotiation. If negotiation fails, the disputes shall be submitted to litigation or arbitration according to the dispute resolution method agreed in the Master Contract. During the litigation or arbitration, the provisions of this Contract that do not involve the disputes shall still be performed.

Chapter XV Effectiveness, Alteration and Termination of Contract

Article LVIII This Contract shall come into effect after being signed and stamped by all parties (if a party is a natural person, this Contract shall be signed by such party; if a party is a corporate or other organization, this Contract shall be signed by the legal representative or authorized agent of such party). If registration is required by law, the right to mortgage shall be established after the registration procedures have been handled by the registration authority.

Article LIX After this Contract comes into effect, neither party may change or terminate this Contract in advance without consent. If this Contract needs to be changed or terminated, the Mortgagor and the Mortgagee shall reach a written contract through negotiation. Until the written contract is entered into, the terms and conditions of this Contract shall remain in force.

Article LX The Mortgagor agrees that in case of any of the following circumstances, the Mortgagor shall continue to bear the mortgage obligation according to the stipulations of this Contract:

1. The Mortgagee and the Debtor negotiate to change the Master Contract without increasing the Debtor’s debt (unless otherwise agreed in this contract).

2. Under international and domestic trade financing, the Mortgagee and the Debtor modify the Letter of Credit related to the Master Contract without heightening the debtor’s payment obligation under the letter of credit.

3. The Mortgagee and the Debtor agree to raise the loan interest rate under the Master Contract through negotiation.

4. The amount of Principal Creditor’s Rights changes due to the adjustment of floating interest rate or loan prime rate (LPR) in the Master Contract.

5. The Mortgagee transfers the Principal Creditor’s Rights and the right to mortgage of the maximum amount.

6. The Mortgagee and the Debtor agree to extend the debt performance period under the Master Contract through negotiation.

Article LXI After the Debtor or the Mortgagor of the Master Contract has repaid all the Guaranteed Debts to the Mortgagee and has fully performed its responsibilities and obligations under the Contract and other relevant documents, the Mortgagee shall assist the Mortgagor in handling the procedures for releasing or canceling the Mortgage.

Chapter XVI Supplementary Provisions

Article LXII For matters not covered in this Contract, the Mortgagor and the Mortgagee may separately agree to reach a written supplementary contract.

Article LXIII The Annex List of Mortgaged Property to this Contract is an integral part of this Contract and has the same legal effect as the text of this Contract.

Article LXIV Other matters

1. The Mortgagor shall take the initiative to understand the Debtor’s operating conditions and the occurrence and performance of various businesses under this Contract.

2. __ The maximum amount of the creditor’s rights guaranteed by the Collateral under this Contract is RMB Forty-four million. In case of any conflict between this clause and other clauses in the Contract, this clause shall prevail._____________________________________________________________________________

Article LXV This Contract is made in triplicate, including one for the Mortgagor, one for the Mortgagee and one for the Registration Authority, all of which have the same legal effect.

(Remainder of Page Intentionally Left Blank)

(This page is for signature, and it is with no text)

This Contract was signed by the Mortgagor and the Mortgagee on November 13, 2020. The Mortgagor confirms that when signing the Contract, both parties have explained and discussed all the terms in detail, both parties have no doubt about all the terms of the Contract and have an accurate understanding of the legal significance of the parties’ rights, obligations and limitation or exemption clauses.

Mortgagee (Seal): China Resources Bank of Zhuhai Co., Ltd. Shenzhen Branch (Seal Affixed)

Legal Representative or Authorized Agent: Zhao Yuwu (Seal Affixed)

United Time Technology Co., Ltd. (Seal Affixed)

Legal Representative or Authorized Agent: Bao Minfei (Seal Affixed)

Mortgagor (Official Seal): United Time Technology Co., Ltd. (Seal Affixed) Legal Representative or Authorized Agent: Bao Minfei (Seal Affixed)	Mortgagor (Signature): Type and number of valid identity documents:

(Applicable to the above natural persons)	(Applicable to the above natural persons)

Mortgagor (Official Seal): Legal Representative or Authorized Agent:	Mortgagor (Signature): Type and number of valid identity documents:

(Applicable to the above legal persons)	(Applicable to the above natural persons)

Mortgagor (Official Seal): Legal Representative or Authorized Agent:	Mortgagor (Signature): Type and number of valid identity documents:

(Applicable to the above legal persons)	(Applicable to the above natural persons)

Appendix:

List of the Property under Mortgage Mortgaged Contract No.: H. Y. (2020) S. E. D. Zi (TUO YI) No. 100

Serial No.	Name, model and specification of the property under mortgage	Name and document number of ownership certificate (invoice, certificate, approval document, contract, etc.)	Temporary pricing (RMB Ten Thousand)	Premises of the property under mortgage	Information about the property under mortgage	Others
1	702, 7/F, Block A, Building 5, Software Industry Base, Shenzhen City	S.F.D.Z. No.4000630679		Binhai Avenue, Nanshan District	For own use

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